EMPLOYMENT AGREEMENT

            This EMPLOYMENT AGREEMENT (this "Agreement") is made as of July 20, 1998 by and between InterOffice (Holdings) Corporation, a Virginia corporation; InterOffice Sacramento, LLC, a Delaware limited liability company (said entities being referred to, respectively as "Holdings" and "Sacramento LLC" and jointly as the "Company") and Stephen M. Fowler, an individual with an address at 7241 Gunderson Way, Carmichael, CA 95608 (the "Executive").

                              W I T N E S S E T H:

      A. The Company, together with its affiliated companies, is engaged in the Business (as defined below);

      B. Holdings and Sacramento LLC executed an Asset Purchase Agreement of even date herewith pursuant to which Sacramento LLC (of which Holdings is the sole member) acquired certain assets (the "Acquisition") of Xebec Management Services, Inc. ("Xebec") and XMS Greenhaven, Incorporated ("XMS");

      C. The Executive holds a substantial stock interest in Xebec and XMS;

      D. The Company desires to employ the Executive with the Company, and the Executive desires to accept such employment, on the terms and conditions herein set forth;

            NOW, THEREFORE, in consideration of the mutual covenants and conditions provided herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

      1. Employment, Duties and Authority.

            1.1. Exclusive Devotion of Business Time.

      (a) The Company agrees to employ the Executive and the Executive agrees to devote his full business time, effort, skills and loyalty to the business of the Company to effectively carry out his responsibilities to the Company hereunder and to render his services and skills in the furtherance of the business of the Company; provided, that this provision shall not prevent the Executive from: (i) serving on civil and charitable boards, subject to the Company's policies and standards; (ii) managing his


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investments and the investments of his immediate family, subject to the
Company's policies and standards; provided that the activities referenced in clauses (i) and (ii) above do not, individually or in the aggregate, interfere with the performance of the Executive's duties under this Agreement; and (iii) operating the building located at 3550 Watt Avenue, Sacramento, California (or any successor or replacement building).

      (b) During the first six (6) months of the Executive's employment he shall devote at least fifty percent (50%) of his time to the business and affairs of the six executive office suites located in the Sacramento, California area which were operated by Xebec and XMS prior to the Acquisition.

            1.2. Title; Position. The Company agrees to employ the Executive as its Regional Director. The primary responsibilities ("Primary Duties") of the Executive shall be determined by the Board of Directors of Holdings (the "Board") from time to time. Without limiting the foregoing, the Executive shall serve at the request of the Board as a director or officer of any corporation of any type or kind, domestic or foreign, or any partnership, limited liability company or joint venture in the furtherance of the Business and shall otherwise assist in the preparation of, and implementation of, the strategic business plans of the Company.

            1.3. Reporting. The Executive shall report to the Board and to such other senior executives of the Company from time to time designated by the Board (collectively, the "Management Team") in the manner from time to time reasonably determined by the Board.

            1.4. Cooperation. During the term of this Agreement, the Executive agrees to give prompt notice to the Company of any material claim or injury relating to the Company, and fully to cooperate in good faith and to the best of his ability with the Company in connection with all pending, potential or future claims, investigations or actions which directly or indirectly relate to any transaction, event or activity about which the Executive may have knowledge because of his employment with the Company. Such cooperation shall be at the Company's expense and shall include all assistance that the Company, its counsel, or its representatives may reasonably request, including reviewing and interpreting documents, meeting with counsel, providing factual information and material, and appearing or testifying as a witness. Notwithstanding anything to the contrary in this Section 1.4, Executive shall have no obligation to


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provide assistance to the Company (or to any parent, subsidiary, or affiliate of the Company) in any lawsuit, arbitration, or other proceeding brought by the Company which relates to, arises out of, or is based upon the acquisition of assets from Xebec or XMS Greenhaven including, without limitation, any claim for indemnification.

            1.5. Primary Office Location. The Executive shall perform his duties at the office of the Company in Sacramento, California. The Executive shall travel for business reasons from time to time as is necessary or advisable for the performance of his duties hereunder. Notwithstanding the foregoing, the Executive shall (a) not (during the first six (6) months of the Executive's employment hereunder) be required to change his current residence and (b) shall not be required to spend more than 25% of his working time outside of the greater Sacramento area.

            1.6. Performance of Duties. During the term of this Agreement, the Executive shall perform the duties assigned to him which duties shall be consistent with his position and shall observe and carry out such reasonable rules, regulations, policies, directions and restrictions as the Board shall from time to time establish and as are consistent with such rules, regulations, policies, directions and restrictions imposed on senior executives of Holdings.

            1.7. Certain Defined Terms. For the purposes of this Agreement, the following terms shall have the respective meanings ascribed thereto in this
Section:

                  1.7.1. "Business" means the executive suite business, to wit: providing lessees with furnished separate office space and use of on-site administrative support services, such as receptionists, word processing or secretarial assistance, office management, mail and courier facilities, conference facilities, telecommunication services and sundries, as such business is conducted on a specified date by the Company and as planned or projected to be conducted during the one year period after such date.

                  1.7.2. "Cause" shall mean any of the following conditions:

                        (i) The Executive has engaged in conduct which: (A) is a misdemeanor and involves moral turpitude or the property of the Company that has a material adverse effect on the reputation, business or prospects of the Company, or (B) is a felony under the laws of the United States or any state or political subdivision thereof,


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                        (ii) The Executive (A) commits a breach of his fiduciary
duty to the Company or any of its affiliates, (B) is grossly negligent in the performance of his duties, (C) engages in willful misconduct or (D) engages in acts of self-dealing or acts which constitute a conflict of interest; provided however that the Executive's ownership in the building located at 3550 Watt Avenue, Sacramento, California (or any successor or replacement building) shall not violate his Section 1.7.2.

                        (iii) The Executive violates the internal procedures or policies of the Company in a manner which has a material adverse effect on the reputation, business or prospects of the Company such as conduct constituting employment discrimination or sexual harassment;

                        (iv) The Executive breaches any of his material obligations hereunder and fails to remedy such breach within thirty (30) days after notice thereof; or

                        (v) The Executive fails to satisfactorily perform his duties hereunder after notice from the Company of such unsatisfactory performance and a reasonable period of time to remedy the deficiency described in such notice.

                  1.7.3. "Confidential Information" means all confidential and proprietary information of the Company, including, without limitation, information relating to or concerning Proprietary Products (as defined below) and the exploitation of proprietary rights relating thereto; the Business; trade secret information; client, investor, customer and supplier lists, and contracts or arrangements; financial information (including financial statements, budgets and projections); market research and development procedures, processes, techniques, plans and results (including inconclusive results); all information which may be included in any patent or copyright application or amendment thereof or defense or litigation with respect thereto; marketing, licensing and distribution or franchising strategies, plans or projections; investment or acquisition opportunities, plans or strategies; products and asset composition; pricing information or policies; royalty, franchising or licensing arrangements; computer software, passwords, programs or data; and all other business related information which has not been publicly disclosed by the Company or its affiliates, whether such information is in written, graphic, recorded, photographic, data or any machine readable form or is orally conveyed to, or memorized by, or developed by the Executive; provided, that Confidential Information shall not include


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information which: (i) at the time of disclosure is generally known in the business and industry in which the Company is engaged; or (ii) after disclosure is published or otherwise becomes generally known in such business or industry through no fault of the Executive.

                  1.7.4. "Developments" means discoveries, concepts, ideas, designs, methods, formulas, know-how, techniques, systems or any improvements or enhancements thereon, whether or not patentable or copyrightable, made, conceived, improved or developed, in whole or in part, by the Executive during the term of this Agreement relating to: (i) any of the Company's or its affiliates' products or services, potential products or services, developments or techniques; or (ii) any work in which the Executive is or may be engaged on behalf of the Company or its affiliates.

                  1.7.5. "Disability" means the Executive's physical or mental incapacity which, in the reasonable good faith determination of the Board, renders the Executive incapable of performing the essential functions of his duties under this Agreement for any consecutive forty-five (45) day period or for any sixty (60) days within any period of one hundred and twenty (120) days.

                  1.7.6. "Documents" means any and all books, textbooks, letters, pamphlets, drafts, memoranda, notes, records, drawings, files, documents, manuals, compilations of information, correspondence or other writings of any kind and all copies, abstracts and summaries of any of the foregoing, whether in printed, written or electronic data or any machine readable form: (i) of the Company or its affiliates; or (ii) in the possession or control of the Executive and pertaining to, and used in the furtherance of, the Business.

                  1.7.7. "Good Reason" means: (i) the failure to pay in a timely manner any compensation due to Executive hereunder that Company fails to remedy within thirty (30) days after notice thereof by the Executive; (ii) a material breach by the Company of any provision of this Agreement that the Company fails to remedy or cease within thirty (30) days after notice thereof by the Executive; (iii) the failure of the Company to adopt an Executive stock option plan ("Option Plan") on or before August 31, 1999 and to issue options ("Stock Options") to the Executive thereunder; and (iv) delivery by the Executive of written notice to the Company within sixty (60) days after the issuance of such Stock Options ("Option Objection Notice") which notice states that the number and terms of Stock Options (including vesting schedule and terms) issued to the Executive are not


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satisfactory to the Executive, and the Company and the Executive have not, within thirty (30) days after delivery of the written notice to the Company, executed an agreement concerning the number and terms of Stock Options to be granted to the Executive.

            1.7.8. "Proprietary Products" means collectively Documents, Developments and Related Property; provided however that Proprietary Products shall not include Documents, Developments, and Related Products, relating to the operation of 3550 Watt Avenue, Sacramento, CA.

            1.7.9. "Related Property" includes all tangible and intangible property owned by, or licensed to, or otherwise used by the Company or its affiliates including, without limitation, projects, programs, computer software or hardware, data bases, technology, know-how, copyrights, trademarks, trade names, service names, service marks, logos and designs and other proprietary rights and registrations and applications and the rights to apply therefor.

            1.7.10 "Temporary Disability" means the Executive's physical or mental incapacity which, in the reasonable good faith determination of the Board, renders the Executive incapable of performing the essential functions of his Primary Duties and which condition does not meet the frequency or duration criteria necessary pursuant to Section 1.7.5 for such disability to constitute "Disability."

      2. Compensation and Benefits.

            2.1. Annual Salary and Covenant Payment.

      From the date hereof until termination of the Executive's employment hereunder in accordance with Section 3, the Company shall pay to the Executive a fixed base salary at an annual rate of $108,000 (the "Salary"). The Company may, in its sole discretion, increase the amount of Salary effective for any specified year or part thereof during the term of this Agreement. In addition to the Salary, the Executive shall be paid a fixed annual amount of $3,600 (the "Covenant Payment" and, together with the Salary, the "Annual Payments") as separate consideration for the Executive's covenants and agreements provided in
Section 8. The aggregate amount of each of the (i) salary; and (ii) covenant payment shall be increased effective as of the end of each annual anniversary of this Agreement in proportion to the proportionate annual increase in the Consumer Price Index -- All Urban Consumers - National Area, 1997 being the base year. The Annual Payments shall be paid to the Executive in accordance with the normal


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payroll practices of the Company as in effect from time to time.

            2.2. Performance Bonus. The Executive shall be eligible to receive an annual performance bonus in such amounts, if any, as determined by the Board, in its sole discretion considering such factors as it deems appropriate including the success in achieving goals related to the Primary Duties and other performance criteria determined from time to time by the Board and the direct contribution by the Executive in any such success; provided, that in no event shall the performance bonus of any year exceed fifty percent (50%) of the then effective Annual Payments to the Executive. The Company undertakes, within sixty
(60) days after the date hereof, to establish a bonus plan which will include the establishment of quarterly targets and clarify performance criteria.

            2.3. Reimbursement of Expenses. The Company shall reimburse the Executive for reasonable out-of-pocket expenses incurred by the Executive for the benefit of the Company upon presentation of appropriate documentation in accordance with Company policy in effect from time to time.

            2.4. Vacation Time. The Executive shall be entitled to paid vacation in accordance with the Company's policies in effect from time to time. Vacation time shall accrue on a daily basis, and shall be taken at times when reasonably appropriate given the Executive's responsibilities and consistent with the needs of the Company and shall not be for a period greater than two weeks at a time without the consent of the Company, which consent shall not be unreasonably withheld. Notwithstanding anything to the Company's policies in effect from time to time, the Company hereby acknowledges and agrees that the Executive is carrying over from Xebec four (4) weeks of vacation and that the Company is obligated to provide for this four weeks, in addition to any vacation accruals from and after his employment with the Company under this Section 2.4.

            2.5. Benefits. During the period that the Executive is employed by the Company and for such longer period as required by applicable law, the Executive shall be entitled to participate in the Executive benefit plans, policies and programs, including health and disability insurance (collectively, "Benefits"), on the same terms and conditions made available to other senior Executives of the Company.

            2.6. Executive Stock Options. The Executive shall be entitled to participate in the Option Plan at the time it is


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adopted, together with other management Executives of the Company, on a basis which gives due and equitable regard to the Executive's management and reporting level and the level of Stock Option grants to Executives in comparable positions within the Company and its affiliated companies covered by the Option Plan.

            2.7. Withholding. All payments of compensation shall be subject to all applicable withholding taxes and other legally required payroll deductions. The Executive shall provide the Company with all information reasonably requested by the Company with respect to such deductions and withholdings.

      3. Term and Termination.

            3.1. Term. Subject to Section 3.2, this Agreement shall have an initial term of three (3) years commencing on the date hereof (the "Initial Term"). The Initial Term may be extended upon the mutual agreement of the Company and the Executive.

            3.2. Termination.

            3.2.1 Notwithstanding any provision herein to the contrary, the Executive's employment hereunder shall be terminated upon any of the following events: (i) the death or Disability of the Executive; or (ii) the termination of the Executive by the Company; provided that any termination hereunder, other than as a result of death, shall be communicated by a notice from the party terminating the employment to the other party and such termination shall be effective on the date such notice is deemed given by such party in accordance with Section 14, unless a different effective date is specified in the notice; provided further that either party, upon receipt of a notice of termination specifying a future termination date, may require the termination to be effective earlier than the date specified.

            3.2.2 In the event of the Disability or Temporary Disability of the Executive, the Company shall have the right to appoint: (i) a temporary replacement to assume some or all of the Executive's duties in the event of a Temporary Disability; and (ii) a permanent replacement if the Executive's employment hereunder is terminated because of a Disability. During any period the Executive is suffering a Temporary Disability, the Company will continue, on the same terms and conditions, the Executive's Annual Payments, Benefits and Performance Bonus. Any period of paid disability leave under this Section shall be counted against any period


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of unpaid leave to which the Executive may be entitled under any federal, state or local family and medical leave laws.

            3.3. Payments Upon Termination of Employment. In the event of termination of the Executive's employment hereunder pursuant to this Section 3:

                  3.3.1. The Executive (or his heirs, legatees or personal representatives) shall be entitled to receive all compensation and benefits specified in this Agreement which shall have accrued prior to the date of such termination and the obligation of the Company for the payment of compensation, and the right of the Executive to receive any further compensation or benefit, except as provided by applicable law or otherwise provided herein, shall terminate as at the date of such termination.

                  3.3.2. All rights of the Company or the Executive which shall have accrued hereunder prior to the date of the Executive's termination, and the provisions of this Agreement which are stated herein to survive termination, shall survive such termination and the Company and the Executive shall continue to be bound by such provisions in accordance with the terms hereof.

                  3.3.3. If the employment hereunder is terminated because of the Executive's death or Disability, then the Company shall, in addition to the payments under Section 3.3.1, pay any benefits which are expressly provided to the Executive upon his death or Disability under the terms of any benefit plan, policy or program in effect at the time of such death or Disability year. The Company represents that it currently provides to its executives and will provide to the Executive a life insurance policy payable to the Executive's designated beneficiary in the amount of $50,000.

                  3.3.4. If the employment hereunder is terminated by the Company for any reason other than for Cause or the death or Disability of the Executive or if the employment hereunder is terminated by the Executive for Good Reason, then the Company shall, subject to the terms and provisions of Section 3.5:

                        (i) pay to the Executive all Annual Payments to which the Executive would have been entitled had the Executive continued working through the remainder of the Initial Term (as the same may have been extended -- ("Continuation Payments") payable on the dates such amounts would have been otherwise payable to the Executive;


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                        (ii) continue through the end of the Initial Term (as
the same may have been extended) any benefits to which the Executive is entitled ("Benefit Continuations"), subject to the terms (including cost-sharing by the Executive) of any such benefit plan, policy or program in effect on the date of such termination, and only to the extent benefit continuation is permitted by those benefit plans, policies and programs. Notwithstanding the foregoing provisions of subsection (i) and (ii) of this Section 3.3, if the Executive terminates his employment pursuant to Section 1.7.7(iv) (relating to the delivery of an Option Objection Notice by the Executive) the Executive shall not be entitled to Continuation Payments or Benefit Continuations; and

                        (iii) with respect to Benefit Continuations relating to retirement and health insurance benefits, the Company at its election, in its sole discretion, may provide the Executive with either: (A) benefits substantially similar to those which the Executive was entitled to receive under the health insurance and retirement programs of the Company in effect on the date of termination, at a cost to the Executive which is no greater than the cost to the Executive at the date of termination; or (B) the cost to replace those benefits at substantially the same level.

            3.4. Omitted.

            3.5. Exclusive Benefits. Except as so provided in this Section 3, no further benefits, compensation or rights of the Executive shall continue to accrue after the date of the termination of the employment of the Executive hereunder, except as required by law.

      4. Ownership of Rights to Proprietary Products.

            4.1. The Executive acknowledges and agrees that the Proprietary Products are and shall be the exclusive and valuable property of the Company or its affiliates, as the case may be, and the Executive shall neither have, nor claim to have, any right, title or interest therein or thereto. All opportunities relating to the Proprietary Products whether or not involving third parties shall belong to and be carried out for the account of the Company.

            4.2. Any and all Developments, to the extent that the Executive assisted in or was partially or fully responsible for the development thereof, shall be deemed work specifically ordered or commissioned by the Company and each of such Developments shall be considered a "work made for


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hire" within the meaning of 17 U.S.C. ss.101 of the United States Copyright Act
and all rights to such work shall belong entirely to the Company. The Executive shall from time to time upon the request of the Company promptly execute and deliver to the Company any instruments necessary to effect the irrevocable assignment of all of his right, title and interest, including copyright and author rights, in such works to the Company and for the Company to obtain proprietary rights in connection therewith.

            4.3. The Executive's covenants under this Section 4 of this Agreement shall survive the expiration or termination of this Agreement.

      5. Confidentiality. The Executive acknowledges and agrees that it is imperative to the success of the Company and its affiliates that all Confidential Information be maintained in strict confidence at all times. The Executive shall therefore retain in strict confidence and not, directly or indirectly, copy or disclose or transfer to any third party any Confidential Information except in the furtherance of the Business for the benefit of the Company; nor shall he use Confidential Information for any purpose except for the benefit of the Company or its affiliates. The Executive's covenants under this Section 5 of this Agreement shall survive the expiration or termination of this Agreement.

      6. Documents. The Executive agrees that any and all Documents made or kept by him shall be and are the sole and exclusive property of the Company. The Executive agrees to execute and deliver to the Company or its affiliates, as the case may be, any and all agreements or instruments of any nature which the Company or its affiliates deem necessary or appropriate to acquire, enhance, protect, perfect, assign, sell or transfer his rights under this Section. The Executive also agrees that, upon request, he will place all Documents in the Company's possession and will not remove or cause to be removed any Documents or reproductions thereof, except as is necessary and customary to directly further the Business for the benefit of the Company or with the prior consent of the Company. Upon the expiration or termination of the employment of the Executive hereunder, all Documents shall remain in the possession or control of the Company and any Documents within the possession or control of the Executive or any of his affiliates shall be promptly returned to the Company at its principal office. The Executive's covenants under this Section 6 of this Agreement shall survive the expiration or termination of this Agreement.

      7. Developments.


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            7.1. The Executive shall communicate and fully disclose to the
Company any and all Developments made or conceived by him during his employment with the Company, and any and all Developments which he may conceive or make, during his employment with the Company, shall be at all times and for all purposes regarded as acquired and held by his in a fiduciary capacity and solely for the benefit of the Company and shall be the sole and exclusive property of the Company.

            7.2. The Executive shall assist the Company in every proper way upon request to obtain for its benefit patents, copyrights, trade names, trademarks, service names, service marks for any and all Proprietary Products and Developments in the United States and all foreign countries. All such patents, copyrights, trade names, trademarks, service names, service marks and any registrations and applications therefor are to be, and remain, the exclusive property of the Company and the Executive agrees that he will, whenever so requested by the Company or its duly authorized agent, make, execute and deliver to the Company its affiliates, successors, assigns, or nominees, without charge, any and all applications, assignments and all other instruments which the Company or its affiliates shall reasonably deem necessary or appropriate in order to apply for and obtain such patents, copyrights, trade names, trademarks, service names, and service marks or in order to assign and convey to the Company or its affiliates, their successors, assigns or nominees, the sole and exclusive right, title and interest therein and thereto. The Executive's obligations to execute any such instruments shall continue notwithstanding the termination or expiration of this Agreement.

      8. Covenant Not to Compete. The Executive acknowledges and agrees that the Proprietary Products are the exclusive and valuable property of the Company and may not be used by the Executive for any purpose of any kind, directly or indirectly, except during the term of this Agreement for the sole and exclusive benefit of the Company in his capacity as an Executive of the Company and that the success of the Company depends on the Executive's observance of his covenants in this Section 8.

            8.1. In consideration of the rights and benefits hereunder including the Covenant Payments, the Executive agrees that so long as he is an Executive or consultant of the Company on the same terms and conditions contained herein, for the Restrictive Period (as hereinafter defined) he shall not directly or indirectly:

                  8.1.1. Engage or participate in any business


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or line of business that competes with the Business (or any line of business)
conducted by the Company or under consideration by the Company; or perform any research or development or distribution or marketing services for any Proprietary Product or any product which is related to the Business that could be, directly or indirectly, developed, marketed or otherwise exploited by the Company.

                  8.1.2. Solicit, hire or retain any Executive or consultant of the Company or persuade or entice any such Executive or consultant to terminate or lessen the extent of his, her or its relationship with the Company.

                  8.1.3. Engage in any activity to interfere with, disrupt or damage the Business of the Company or its relationships with any of its clients, customers, distributors, suppliers, investors or other financial co-venturer or other business relationship, or engage in any activities in preparation for such conduct.

                  8.1.4. Engage in business with, or provide advice or services to, any person or entity which directly or indirectly competes with the Business (or any line of business) of the Company.

                  8.1.5. For the purposes of this Agreement, the term "Restrictive Period" shall mean the Initial Term (as the same may have been extended). Notwithstanding the foregoing, if the Executive terminates his employment pursuant to Section 1.7.7(iv) (relating to the delivery of an Option Objection Notice by the Executive), then (a) the Restrictive Period as applicable to subsection 8.1.1. shall terminate upon the Executive's termination of employment, and (b) the non-competition provisions set forth in Section 6 of the Asset Purchase Agreement shall terminate upon the Executive's termination of employment.

            8.2. For purposes of this Section 8, the term "Company" shall include the Company and its subsidiaries and affiliates, including any entity that directly or indirectly controls the business and affairs of the Company. For purposes of this Section 8, Executive's work involving the management and operation of the building at 3550 Watt Avenue, Sacramento (or any successor building) shall not violate the terms of this Section 8.


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

      9. Specific Enforcement.

            9.1. The Executive is obligated under this Agreement to render services and comply with covenants of a special, unique, unusual and extraordinary character, thereby giving this Agreement peculiar value so that the loss of such service or violation by the Executive of this Agreement could not reasonably or adequately be compensated in damages in an action at law. Therefore, in addition to any other remedies or sanctions provided by law, whether criminal or civil, and without limiting the right of the Company and successors or assigns to pursue all other legal and equitable rights available to them, the Company shall have the right during the Executive's employment hereunder (or thereafter with respect to obligations continuing after the termination of this Agreement) to compel specific performance hereof by the Executive or to obtain temporary and permanent injunctive relief against violations hereof by the Executive, and, in furtherance thereof, to apply to any court with jurisdiction over the parties hereto in accordance with Section 18 to enforce the provisions hereof.

            9.2. The Executive waives any requirement for security or the posting of any bond or other surety and proof of damages in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief and further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      10. Legal Costs and Expenses. If any party hereto prevails in any proceedings, legal or equitable, to enforce any obligations under this Agreement, such party shall also be entitled to recover all costs and expenses incurred by such party in connection therewith, including reasonable attorneys' and accountants' fees and disbursements.

      11. Assignment. The rights and duties of the Executive hereunder are not assignable. The Company may assign this Agreement and all rights and obligations hereunder to any third party who becomes a successor to the Company's Business. Upon any such assignment by the Company, the term "Company" as used herein shall be deemed to include any such assignee of the Company, and the assignee shall have the right to enforce all of the Company's rights and remedies hereunder in its own name as if a party hereto in the place and stead of the Company. The Executive agrees to confirm his obligations to any assignee, transferee, licensee or sublicensee of the Company or their successors and assigns (a "Successor Employer") by executing a new contract with such Successor Employer containing, in the aggregate, substantially the same


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

economic terms and conditions as herein provided; provided that such Successor Employer also confirms to the Executive all of the Company's obligations as herein provided.

      12. Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors-in-interest, heirs and personal representatives and, to the extent permitted herein, the assigns of the Company.

      13. Severability. If any provision of this Agreement or any part hereof or the application hereof to any person or circumstance shall be finally determined by a court of competent jurisdiction or by any arbitration panel to be invalid or unenforceable to any extent, the remainder of this Agreement, or the remainder of such provision or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall remain in full force and effect to the fullest extent permitted by law. The parties also agree that if any portion of this Agreement, or any part hereof or application hereof, to any person or circumstance shall be finally determined by a court of competent jurisdiction or arbitration panel to be invalid or unenforceable to any extent, then such objectionable provision shall be deemed modified to the extent necessary so as to make it valid, reasonable and enforceable including, without limitation, modification of the restrictive covenants of Section 8 with respect to geography, time or scope of business.

      14. Notices. Wherever provision is made in this Agreement for the giving of any notice, such notice shall be in writing and shall be deemed to have been duly given if mailed by first class United States mail, postage prepaid, addressed to the party entitled to receive the same or if delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by overnight courier to such party at the address specified below or to such other address, in any such case, as any party hereto shall have last designated by notice to each other party:

      If to Xebec and/or XMS:

            InterOffice Sacramento, Inc.
            2 Manhattanville Road
            Purchase, New York  10577
            Attn: Board of Directors
            Telecopy:  914-694-4614

            With a copy to: (i) Herrick, Feinstein LLP, 2 Park Avenue, New York, New York 10016, Attn: David A. Rosen, Esq., Telecopy: 212-889-7577; and (ii) Jason Barnett, Esq., General Counsel, Reckson Realty Associates Corp., 225 Broadhollow Road, Melville, New York 11747, Telecopy: 516-622-6788

      If to the Executive:

            Steven M. Fowler
            at the address set forth in the recitals
            Telecopy:  ____________

            All such notices, requests and other communications will: (i) if delivered personally to the address (with a signed receipt of acknowledgment) as provided in this Section, be deemed given upon delivery; (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon the completion of the facsimile transmission, if the receipt is confirmed by the telefax machine; (iii) if delivered by overnight courier, be deemed given upon the first business day after such notice, request or other communication is given to such courier with all charges and fees prepaid and any required signature of the deliveree is waived; and (iv) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section).

      15. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral negotiations, representations, agreements, commitments, contracts or understandings with respect thereto and no modification, alteration or amendment to this Agreement may be made unless the same shall be in writing and signed by both of the parties hereto.

      16. Waivers. No failure by either party to exercise any of such party's rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by either party to demand exact compliance with the terms hereof. Waiver by either party of any particular default by the other party shall not affect or impair such party's rights in respect to any subsequent default of the same or a different nature, nor shall any delay or omission of either party to exercise any rights arising from any default by the other party affect or impair such party's rights as to such default or any subsequent default.

      17. Governing Law. For purposes of construction, interpretation and enforcement, this Agreement shall be deemed to have been entered into under the laws of the State of California and its validity, effect, performance, interpretation, construction and enforcement shall be governed by and subject to the laws of the State of California without reference to its choice of law rules.

      18. Exclusive Jurisdiction. All actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in any state or federal court sitting in the county of Sacramento, California. Each of the Company and the Executive, by execution and delivery of this Agreement: (i) expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party by hand or by U.S. certified mail without return receipt requested, delivered or addressed as set forth in Section 14 of this Agreement; and (iii) waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

      19. Interpretation. Section titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      20. Expenses. Each of the Company, on the one hand, and the Executive, on the other, will pay all of their own costs and expenses incident to the negotiation and preparation of this Agreement.

      21. Miscellaneous.

            21.1. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement.

            21.2. The Section headings herein are for convenience of reference only and shall not be used to construe the meaning of any provision of this Agreement.

            21.3. Any word or term used in this Agreement in any form shall be masculine, feminine, neuter, singular or plural, as proper reading requires. The words "herein", "hereof", "hereby" or "hereto" shall refer to this Agreement unless otherwise expressly provided. Any reference herein to a Section or any exhibit or schedule shall be a reference to a Section of, and an exhibit or schedule to, this Agreement unless the context otherwise requires.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                           COMPANY:

                           InterOffice Sacramento, LLC
                           by: InterOffice (Holdings) Corporation
                           (Sole Member)

                           By: /s/ Terrence J. Burns
                              ----------------------------------
                              Name:  Terrence J. Burns
                              Title: Secretary


                           InterOffice (Holdings) Corporation

                           By: /s/ Terrence J. Burns
                              ----------------------------------
                              Name:  Terrence J. Burns
                              Title: Secretary


                           EXECUTIVE:

                           /s/ Stephen M. Fowler
                           -------------------------------------
                           Stephen M. Fowler


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